WGM DRAFT 06/16/97

                                    FORM OF
                          EDISON BROTHERS STORES, INC.

                          ____________________________

                          AMENDED AND RESTATED BY-LAWS

                          ____________________________


                                   ARTICLE I.

                                     OFFICES


                  SECTION 1. Registered office in Delaware. The registered
                             -----------------------------
office of the Corporation in the State of Delaware shall be in the City of Dover, County of Kent.

                  SECTION 2. Other Offices. The principal executive offices of
                             -------------
the Corporation shall be in St. Louis, Missouri. The Corporation may also have offices in such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

                  SECTION 1. Place of Meetings. All meetings of the stockholders
                             -----------------
shall be held at the executive offices of the Corporation in St. Louis, Missouri, or at such other place as may be designated by the Board of Directors or, in the case of a special meeting called by the Chairman of the Board or the President, by the person calling the meeting.

                  SECTION 2. Annual Meetings. An annual meeting of the
                             ---------------
stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on the second Wednesday in June of each year at 11:00 A.M., Central Time, or on such other date or at such other time as the Board of Directors may designate.

                  Written notice of an annual meeting of stockholders, stating the place, date and hour of the meeting, shall be mailed to each stockholder entitled to



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vote thereat, at such address as appears on the records of the Corporation, not less than ten nor more than sixty (60) days prior to the date of the meeting.

                  At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days from such anniversary date, then, to be considered timely, notice by the stockholder must be received not later than the close of business on the tenth day following the date on which notice of such meeting was mailed to stockholders. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2. The presiding officer of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                  SECTION 3. Special Meetings. Except as otherwise required by
                             ----------------
law and subject to the rights of the



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holders of any class or series of stock having a preference over the Common
Stock as to dividends or upon liquidation, special meetings of the stockholders may be called only by the Chairman of the Board, the President, or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, and shall be called by the President or Secretary upon the written request of the holders of at least 51% of the outstanding shares of Common Stock.

                  Written notice of a special meeting of the stockholders, stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be mailed to each stockholder entitled to vote thereat, at such address as appears on the records of the Corporation, not less than ten nor more than sixty (60) days prior to the date of the meeting.

                  The business transacted at any special meeting of the stockholders shall be confined to the purpose or purposes stated in the call.

                  SECTION 4. Organization. Each meeting of the stockholders
                             ------------
shall be presided over by the Chairman of the Board, or, in the absence of the Chairman, by the President; if neither is present, the meeting shall be presided over by a chairman to be chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting; if he is not present, the secretary of the meeting shall be such person as the presiding officer appoints.

                  SECTION 5. Voting. At each meeting of the stockholders, each
                             ------
stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the Corporation. Each stockholder having the right to vote may vote in person or by proxy appointed either by an instrument in writing or by a transmission permitted by Section 212(c)(2) of the Delaware General Corporation Law subscribed or transmitted, as the case may be, by such stockholder or by his authorized agent, except that no proxy shall be voted after three years from its date unless such proxy provides for a longer period.

                  SECTION 6. Quorum. At all meetings of the stockholders, the
                             ------
presence, in person or by proxy, of the holders of record of a majority of the shares issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of business, except as otherwise



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provided by law, by the Restated Certificate of
Incorporation or by these By-Laws.

In the absence of a quorum, the holders of record of a majority of the shares present in person or by proxy and entitled to vote at the meeting may adjourn the meeting from time to time until a quorum is present. No notice need be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

                  SECTION 7. Vote Required for Action. At each meeting of the
                             ------------------------
stockholders, if a quorum is present, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote shall decide all matters brought before the meeting, except as otherwise provided by law, by the Restated Certificate of Incorporation or by these By-Laws.

                  SECTION 8. List of Stockholders. A complete list of the
                             --------------------
stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting at the place where the meeting is to be held. The list shall also be kept at the place of the meeting during the whole time thereof and shall be open to inspection by any stockholder who is present.


                                  ARTICLE III.

                               BOARD OF DIRECTORS

                  SECTION 1. General Powers. The business and affairs of the
                             --------------
Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided by law, by the Restated Certificate of Incorporation or by these By-Laws, the Board of Directors



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may exercise all powers and do all such acts and things as may be exercised or done by the Corporation.

                  SECTION 2. Number, Election, Term of Office and Qualification.
                             --------------------------------------------------
Unless and until changed by amendment to this By-Law, the number of directors constituting the Board of Directors shall be nine (9); provided, however, that if and whenever by the terms and provisions of the Restated Certificate of Incorporation the holders of any class of stock other than the common stock shall be entitled to elect additional directors, the number of directors shall be increased in accordance with the terms and provisions of the Restated Certificate of Incorporation; and if and whenever the common stock shall become revested with the exclusive voting right for the election of directors, the number of directors shall be reduced by the number of additional directors chosen by the holders of such other class of stock. Directors need not be stockholders. All elections of directors by the holders of the common stock shall be by a plurality of the votes cast. Except as otherwise provided in this
Article III, the directors to be chosen by the holders of the common stock shall be elected at the annual meeting of the stockholders. Each such director shall continue in office until the annual meeting of the stockholders held next after his election and until his successor shall have been elected and shall qualify, or until his earlier resignation or removal. The directors, if any, to be chosen by the holders of any class of stock other than the common stock shall be elected in the manner, and their tenure of office shall be limited, as set forth in the Restated Certificate of Incorporation.

                  Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if the stockholder has given timely notice in writing to the Secretary of the Corporation of such stockholder's intent to make such nomination or nominations. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety
(90)



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days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days from such anniversary date, then, to be considered timely, notice by the stockholder must be received not later than the close of business on the tenth day following the date on which notice of such meeting was mailed to stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting was mailed to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation, if so elected. The presiding officer of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                  SECTION 3. Resignation. Any director may resign at any time by
                             -----------
written notice to the Corporation, addressed to the attention of the Chairman of the Board, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect on receipt thereof.

                  SECTION 4. Vacancies. If the position of any director elected,
                             ---------
or entitled to be elected, by the holders of the common stock becomes vacant by reason of death, resignation, removal, increase in the number of directors or otherwise, such vacancy may be filled by the vote of a majority of the remaining directors elected, or entitled to be elected, by the holders of the common stock, though less than a quorum. If the position of any director elected, or



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entitled to be elected, by the holders of stock other than the common stock becomes vacant by reason of death, resignation, removal from office (otherwise than by reason of the revesting in the common stock of the exclusive voting right for the election of directors), or otherwise, such vacancy may be filled by the vote of a majority of the remaining directors elected, or entitled to be elected, by the holders of such stock other than the common stock, though less than a quorum.

                  SECTION 5. Annual and Regular Meetings. As soon as practicable
                             ---------------------------
after the annual meeting of the stockholders in each year, an annual meeting of the Board of Directors shall be held for the election of officers and for the transaction of such other business as may properly come before the meeting.

                  Annual and regular meetings of the Board of Directors may be held at such times and places (within or without the State of Delaware) as the Board may from time to time determine. No notice of any such meeting need be given.

                  SECTION 6. Special Meetings. A special meeting of the Board of
                             ----------------
Directors may be called at any time by the Chairman of the Board or by the President, and shall be called by the Chairman, the President or the Secretary upon the written request of two directors. The person calling such meeting shall fix the time and place therefor. Notice of such meeting shall be given (a) by written notice delivered personally, sent by telegram or mailed to each director at his business or home address or (b) by verbal notice communicated personally or by telephone to each director. Such notice shall be given at least six hours prior to the meeting, except that if given by mail such notice shall be given at least two (2) days prior to the meeting. If mailed, such notice shall be deemed delivered when deposited in the United States mail. If given by telegram, such notice shall be deemed delivered when the telegram is delivered to the telegraph company. No such notice need be given to any director if waived by such director in writing, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

                  SECTION 7. Quorum and Vote Required for Action. At all
                             -----------------------------------
meetings of the Board of Directors, the



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presence in person of a majority of the total number of directors shall constitute a quorum for the transaction of business, and, except as otherwise provided by law, by the Restated Certificate of Incorporation or by these By-Laws, if a quorum is present, the act of a majority of the directors present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present, without notice other than by announcement at the meeting, may adjourn the meeting to another date, time or place.

                  SECTION 8. Participation in a Meeting by Conference Telephone.
                             --------------------------------------------------
A member of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence at such meeting.

                  SECTION 9. Written Consent in Lieu of Meeting. Any action
                             ----------------------------------
required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  SECTION 10. Compensation. Directors, as such, may receive such
                              ------------
compensation for their services, including their services as members of committees of the Board of Directors, as the Board of Directors may fix from time to time.


                                   ARTICLE IV.

                      COMMITTEES OF THE BOARD OF DIRECTORS

                  SECTION 1. Designation and Powers. The Board of Directors may,
                             ----------------------
by resolution or resolutions adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors, which, to the extent specified in such resolution or resolutions, and except as otherwise provided by law, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation.



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                  The members of each committee shall be appointed by the Board of Directors. Any member of a committee may resign at any time by written notice addressed to the Chairman of the Board, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect on receipt thereof. Any member of a committee may be removed at any time, either with or without cause, by a majority vote of the directors then in office. Any committee designated pursuant to this Article IV may at any time thereafter be dissolved by resolution of the Board of Directors.

                  SECTION 2. Meetings. Each committee may provide for the
                             --------
holding of regular meetings at such times and places (within or without the State of Delaware) as it may from time to time determine. No notice of any such meeting need be given. A special meeting of a committee may be called at any time by the chairman of such committee (if one has been appointed) or by the Chairman of the Board or by the President. The person calling such meeting shall fix the time and place therefor. Notice of such meeting shall be given (a) by written notice delivered personally, sent by telegram or mailed to each member of the committee at his business or home address or (b) by verbal notice communicated personally or by telephone to each member of the committee. Such notice shall be given at least six hours prior to the meeting, except that if given by mail such notice shall be given at least two (2) days prior to the meeting. If mailed, such notice shall be deemed delivered when deposited in the United States mail. If given by telegram, such notice shall be deemed delivered when the telegram is delivered to the telegraph company. Such notice need not state the purpose of the meeting. Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors when so requested by the Board. At any meeting of a committee, the presence in person of a majority of the members of the committee shall constitute a quorum for the transaction of business, and, except as otherwise provided by law, by the Restated Certificate of Incorporation or by these By-Laws, if a quorum is present, the act of a majority of the members present shall be the act of such committee. In the absence of a quorum, a majority of the members present, without notice other than by announcement at the meeting, may adjourn the meeting to another date, time or place.





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                                   ARTICLE V.

                                     NOTICES


                  SECTION 1. Waiver of Notice. Whenever any notice is required
                             ----------------
to be given by law, by the Restated Certificate of Incorporation or by these By-Laws, a written waiver thereof signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in such waiver.

                  SECTION 2. Attendance at Meeting. Attendance of a person at
                             ---------------------
any meeting shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                   ARTICLE VI.

                                    OFFICERS

                  SECTION 1. Number. The officers of the Corporation shall be a
                             ------
Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time appoint. Any number of offices may be held by the same person.

                  SECTION 2. Selection, Term of Office and Duties. All officers
                             ------------------------------------
shall be elected by the Board of Directors. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Each officer shall have such authority and perform such duties as may be prescribed by these By-Laws or by the Board of Directors.

                  SECTION 3. Resignation. Any officer may resign at any time by
                             -----------
written notice to the Corporation, addressed to the attention of the Chairman of the Board, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect on receipt thereof.



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                  SECTION 4. Removal. Any officer may be removed at any time,
                             -------
either with or without cause, by the affirmative vote of a majority of the directors then in office.

                  SECTION 5. Vacancies. If an office becomes vacant by reason of
                             ---------
death, resignation, removal or otherwise, such vacancy may be filled by the Board of Directors.

                  SECTION 6. Compensation. The compensation of all officers of
                             ------------
the Corporation shall be fixed by the Board of Directors or such committee thereof as the Board may designate.

                  SECTION 7. Chairman of the Board. The Chairman of the Board
                             ---------------------
shall be chosen from among the directors and shall, if present, preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation. The Chairman of the Board shall, subject to the direction and control of the Board of Directors, have overall responsibility for the management and supervision of the business and affairs of the Corporation. He shall, in general, perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.

                  SECTION 8. President. The President shall, subject to the
                             ---------
direction and control of the Board of Directors, share with the Chairman of the Board responsibility for the management and supervision of the business and affairs of the Corporation. He shall have the power to sign all certificates, contracts and other instruments of the Corporation. In general, the President shall perform all duties incident to the office of President and shall have such other duties as the Board of Directors may from time to time prescribe.

                  SECTION 9. Executive Vice Presidents and Vice Presidents. Each
                             ---------------------------------------------
Executive Vice President and Vice President shall have such duties as may be assigned to him from time to time by the Board of Directors. In the absence of both the Chairman of the Board and the President, or in the event of their death or disability, the Executive Vice



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President having the greatest seniority with the Corporation shall perform the duties and exercise the powers of the Chairman of the Board and the President.

                  SECTION 10. Secretary and Assistant Secretaries. The Secretary
                              -----------------------------------
shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors in accordance with these By-Laws, shall attend all meetings of the stockholders and of the Board of Directors, and shall record their proceedings in a book to be kept for that purpose. The Secretary shall have custody of the corporate seal and affix the seal to any instrument requiring it. He shall perform such other duties as the Board of Directors may from time to time prescribe.

                  The Assistant Secretary or Assistant Secretaries, if any, shall, in the absence or disability of the Secretary, or at his request, perform his duties and exercise his powers and authority.

                  SECTION 11. Treasurer and Assistant Treasurers. The Treasurer
                              ----------------------------------
shall have custody of the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all money and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be prescribed by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at meetings of the Board of Directors or whenever the Board may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as the Board of Directors may from time to time prescribe.

                  The Assistant Treasurer or Assistant Treasurers, if any, shall, in the absence or disability of the Treasurer, or at his request, perform his duties and exercise his powers and authority.

                  SECTION 12. Delegation of Authority. Notwithstanding any
                              -----------------------
provision hereof, the Board of Directors may from time to time delegate the powers or duties of any officer to any other officer.




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                  SECTION 13. Surety Bonds. In the event that the Board of
                              ------------
Directors shall so require, any officer of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned on the faithful performance of his duties to the Corporation.

                  SECTION 14. Proxies. Subject to such limitations as the Board
                              -------
of Directors may from time to time prescribe, the Chairman of the Board, the President and any other officer of the Corporation so authorized by the Chairman of the Board or the President shall have full power and authority on behalf of the Corporation to attend, to vote at, and to waive notice of, any meeting of stockholders of any other corporation, shares of stock of which are owned by or stand in the name of the Corporation, to execute and deliver proxies and actions in writing, and otherwise to exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such shares.


                                  ARTICLE VII.

                                      STOCK

                  SECTION 1. Certificates of Stock. The interest of each
                             ---------------------
stockholder shall be evidenced by a certificate or certificates representing shares of stock of the Corporation which shall be in such form as the Board of Directors may from time to time adopt. Each such certificate shall exhibit the stockholder's name and the number of shares represented thereby, shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, shall be sealed with the seal of the Corporation, and shall be countersigned and registered in such manner, if any, as the Board of Directors may prescribe. If such certificate is signed by a transfer agent of the Corporation, the signature of any such officer and the seal of the Corporation on such certificate may be facsimile. If any officer who has signed, or whose facsimile signature has been used, on any such certificate shall cease to be such officer of the Corporation before such certificate is issued and delivered by the Corporation, such certificate may nevertheless be issued and delivered with the same effect as if the person who signed such certificate, or whose facsimile signature was used thereon, had not ceased to be such officer. There shall be entered on the stock books of



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the Corporation the number of each certificate issued, the number of shares represented thereby, the name of the person to whom such certificate was issued and the date of issuance thereof.

                  SECTION 2. Transfer of Stock. Transfers of shares of the stock
                             -----------------
of the Corporation shall be made only on the books of the Corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney, upon the surrender of the certificate or certificates for such shares properly endorsed, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation or its agents may reasonably require, and accompanied by all necessary federal and state stock transfer stamps.

                  SECTION 3. Lost, Stolen or Destroyed Certificates. A
                             --------------------------------------
certificate for shares of stock of the Corporation may be issued in place of any certificate alleged to have been lost, stolen or destroyed, but only upon delivery to the Corporation of such evidence of loss, theft or destruction as the Board of Directors may require, and, if the Board of Directors so requires, of a bond of indemnity, in form and amount and with one or more sureties satisfactory to the Board.

                  SECTION 4. Regulations, Transfer Agents and Registrars. The
                             -------------------------------------------
Board of Directors may establish such other rules and regulations as it deems appropriate concerning the issuance and transfer of certificates for shares of the stock of the Corporation and may appoint one or more transfer agents or registrars, or both.

                  SECTION 5. Record Date. (a) In order that the Corporation may
                             -----------
determine the stockholders entitled to notice of and to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice of the meeting is given. A determination of the stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting;



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provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                           (b)      In order that the Corporation may
determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the date on which the Board of Directors adopts the resolution relating thereto.

                  SECTION 6. Dividends and Reserves. Dividends shall be declared
                             ----------------------
and paid at such times as the Board of Directors may determine, provided that no dividends shall be paid or declared contrary to applicable provisions of law or of the Restated Certificate of Incorporation. The Board of Directors may, from time to time, set aside out of any funds of the Corporation available for dividends such sum or sums as the Board, in its discretion, deems proper as a reserve fund for working capital, or to meet contingencies, or for repairing or maintaining the property of the Corporation, or for any other purpose that the Board deems to be in the best interests of the Corporation. The Board of Directors may modify or abolish any such reserve at any time.

                  SECTION 7. Record Ownership. The Corporation shall be entitled
                             ----------------
to treat the holder of record of any shares of stock of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.


                                  ARTICLE VIII.

                                 CORPORATE SEAL

                  The corporate seal of the Corporation shall be circular and shall have inscribed thereon the name of the



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Corporation, the year of its organization, and the words "Corporate Seal,
Delaware." In all cases in which the corporate seal is authorized to be used, it may be used by causing it or a facsimile of it to be impressed, affixed, reproduced, engraved or printed.


                                   ARTICLE IX.

                                   FISCAL YEAR

                  The fiscal year of the Corporation shall be either a 52 or 53 week year which shall commence on the Sunday occurring on or nearest to February 1 and shall end on the Saturday occurring on or nearest to the following January 31.


                                   ARTICLE X.

                                   AMENDMENTS

                  Subject to the provisions of the Restated Certificate of Incorporation, these By-Laws may be amended or repealed at any regular meeting of the stockholders, or at any special meeting thereof duly called for that purpose, at which a quorum is present, by a majority vote of the shares represented and entitled to vote at such meeting. Subject to the laws of the State of Delaware, the Restated Certificate of Incorporation and these By-Laws, the Board of Directors may, by majority vote of those directors present at any meeting of the Board at which a quorum is present, amend these By-Laws or adopt such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.




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